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                                                                      Exhibit 11

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS



                                                    Six Months Ended June 30,
                                           ---------------------------------------------
                                                            2000                   1999
                                           ---------------------------------------------
Net Income                                                   959                    373
  Less dividends on preferred stock                          (12)                   (12)
                                           ---------------------------------------------

Net Income available to common
  stockholders                                               947                    361

Average shares outstanding - both basic
  and diluted                                            668,360                668,360

Earnings per share - Basic and diluted                     $1.42                  $0.54